SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 6, 2019

CLEARSIGN COMBUSTION CORPORATION

(Exact name of registrant as specified in Charter)

Washington	001-35521	26-2056298
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

12870 Interurban Avenue South

Seattle, Washington 98168

(Address of Principal Executive Offices)

206-673-4848

(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 6, 2019, the Compensation Committee of the Board of Directors of ClearSign Combustion Corporation (the “Company”) granted to the individuals named below options from the Company’s 2011 Equity Incentive Plan:

Name and Title	Number of Shares

Brian Fike, interim Chief Financial Officer	150,000
Donald Kendrick, Chief Technology Officer	160,000
Manuel Menendez, President, ClearSign Asia Limited	105,000
Stephen Sock, Senior VP of Business Development	100,000

The options have terms of 10 years. With the exception of the right to purchase 50,000 shares granted to each executive, which may be exercised at a price of $2.25, the right to purchase the remaining shares may be exercised at a price of $1.21, the closing price of the Company’s common stock on the date of grant. The right to purchase 100,000 shares granted to each executive is subject to the following vesting conditions: the right to purchase one-third of the shares vested as of January 1, 2019; the right to purchase one-third of the shares will vest on January 1, 2020; and the right to purchase one-third of the shares will vest on January 1, 2021. The right to purchase the remaining shares vested on the date of grant.

The Compensation Committee also approved bonuses to be paid in cash to the following executive officers:

Name and Title	Amount of Bonus

Brian Fike, interim Chief Financial Officer	$20,000
Manuel Menendez, President, ClearSign Asia Limited	$55,000
Stephen Sock, Senior VP of Business Development	$40,000

Item 8.01	Other Events.

The Company’s annual meeting of shareholders will be held at the corporate offices at 3:00 p.m. local time on Wednesday, April 17, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 12, 2019

CLEARSIGN COMBUSTION CORPORATION

By:	/s/ Brian G Fike
Brian G Fike
Interim Chief Financial Office